EX-16.1

Tauber & Balser, P.C.
Accountants and Consultants
Tower Place, Suite 250
3340 Peachtree Road, N.E.
Atlanta, Georgia 30326-1026
(404)261-7200
FAX (404) 261-9481




February 19, 2004

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC 20549

Re: Dicut, Inc.

We have read the statements that we understand Dicut, Inc. will include under
Item 4 of the Form 8-K/A it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Yours truly,

/s/ Tauber & Balser, P.C.